SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         THE ADAMS EXPRESS COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                           THE ADAMS EXPRESS COMPANY
                             Seven St. Paul Street
                           Baltimore, Maryland 21202
                            NOTICE OF ANNUAL MEETING
                                                                February 8, 1996
To the Stockholders of
THE ADAMS EXPRESS COMPANY:

     Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the "Company"), will be held at the Hyatt Regency Westshore (Wilson's Plover Room, 14th floor), 6200 Courtney Campbell Causeway, Tampa, Florida, on Tuesday, March 26, 1996, at 10:00 a.m., for the following purposes:
          (a) to elect directors as identified in the Proxy Statement for the ensuing year;
          (b) to consider and vote upon the ratification of the selection of Coopers & Lybrand L.L.P. as the firm of independent accountants to audit the books and accounts of the Company for or during the year ending December 31, 1996; and
          (c) to consider and vote upon a proposed amendment to Article SIXTH of the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 75,000,000 shares; and
          (d) to transact such other business as may properly come before the meeting.
     Only stockholders of record, as shown by the transfer books of the Company at the close of business on February 7, 1996, are entitled to notice of and to vote at this meeting.
                                          By order of the Board of Directors,
                                                            J. G. WHITNEY
                                                         Vice President and
                                                              Secretary
Baltimore, MD
     NOTE: STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WITHOUT DELAY.

                           THE ADAMS EXPRESS COMPANY
                             Seven St. Paul Street
                           Baltimore, Maryland 21202
                                PROXY STATEMENT
                                                                February 8, 1996
     The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the "Company"), will be held Tuesday, March 26, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 8, 1996. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy or by appearing and voting at the meeting.
     At the Annual Meeting action is to be taken on (a) the election of a Board of Directors; (b) the ratification of the selection of independent accountants;
(c) the approval of a proposed amendment to the Articles of Incorporation increasing the authorized shares of Common Stock and (d) the transaction of such other business as may properly come before the meeting.
     All shares represented at the meeting by proxies in the accompanying form will be voted provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors and for Proposals (b) and (c) referred to above.
     The Company will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

SHARES OUTSTANDING AND ENTITLED TO BE VOTED AT MEETING
     Only stockholders of record at the close of business February 7, 1996 may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 46,165,517. Each share is entitled to one vote. The Company has no other class of security outstanding. Directors shall be elected by a plurality of the votes cast at the meeting. Proposal (b) referred to above requires the affirmative vote of a majority of the votes cast at the meeting. Proposal (c) referred to above requires the affirmative vote of a majority of all the votes entitled to be cast at the meeting. Unless otherwise required by the Company's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Shares of Common Stock represented by proxies which are marked "withhold authority" (with respect to the election of any nominee for election as director) or marked abstain or which constitute a broker non-vote will be counted as present at the meeting for determining a quorum. (Broker non-votes occur when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto.) With respect to any matter to be decided by a plurality or
                                       1
majority of the votes cast at the meeting, proxies marked "withhold authority" (with respect to the election of any nominee for election as director) or marked abstain or which constitute a broker non-vote will not be counted for the purpose of determining the number of votes cast at the meeting, and therefore will have no effect on any such vote. With respect to any matter to be decided by a majority of all the votes entitled to be cast at the meeting, proxies marked abstain or which constitute a broker non-vote will have the effect of a negative vote.
     As of December 31, 1995, no person or group of persons was known to own beneficially more than 5 percent of the outstanding Common Stock of the Company.
(a) NOMINEES FOR ELECTION AS DIRECTORS
     Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors for the ensuing year of the following nominees, all of whom have consented to serve if elected:

Enrique R. Arzac                Thomas H. Lenagh                Douglas G. Ober
Leigh Carter                    W. D. MacCallan                 Landon Peters
Allan Comrie                    Augustine R. Marusi             John J. Roberts
Daniel E. Emerson               W. Perry Neff                   Robert J. M. Wilson

     If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Company.

INFORMATION AS TO NOMINEES FOR ELECTION
AS DIRECTORS (AS OF DECEMBER 31, 1995)
     Set forth below with respect to each nominee for director are his name and age, any positions held with the Company, other principal occupations during the past five years, other directorships and business affiliations, the year in which he first became a director and the number of shares of Common Stock of the Company beneficially owned by the director. Also set forth below is the number of shares of Common Stock beneficially owned by all the directors and officers of the Company as a group.

                                                                                                          Shares of
                                                                                                           Common
                                                                                             Has            Stock
                                                                                            been a      Beneficially
                      Name, Age, Positions with the Company, Other                         Director         Owned
                      Principal Occupations and Other Affiliations                          since      (a)(b)(c)(d)(e)
Enrique R. Arzac, 54, Professor of Finance and Economics and Director of the Financial       1983            4,357
     Management Program, formerly Vice Dean of Academic Affairs, of the Graduate School
     of Business, Columbia University. Director of Petroleum & Resources Corporation*,
     BEA Income Fund, Inc. and BEA Strategic Income Fund, Inc. (investment companies).
Leigh Carter, 70, Retired President and Chief Operating Officer of The BFGoodrich Co.        1982            2,196
     (chemicals, plastics, aerospace), and Chairman of the Board of Tremco Inc.
     (construction materials), Director of Centerior Energy Corp., Petroleum & Resources
     Corporation, Sherwin-Williams Co. (paint), Armada Funds (investment company) and
     Lamson & Sessions Co. (plastics).
Allan Comrie, 76, Formerly President and Chief Executive Officer of U.S. & Foreign           1987            4,861
     Securities Corp. (investment company). Director of Petroleum & Resources
     Corporation. Formerly a director of Japan Fund, Inc. (investment company) and formerly a Trustee of Atlantic Mutual Companies (insurance).

                                       2

                                                                                                          Shares of
                                                                                                           Common
                                                                                             Has            Stock
                                                                                            been a      Beneficially
                      Name, Age, Positions with the Company, Other                         Director         Owned
                      Principal Occupations and Other Affiliations                          since      (a)(b)(c)(d)(e)
Daniel E. Emerson, 71, Retired Executive Vice President of NYNEX Corp., retired Chairman     1982            3,304
     of the Board of both NYNEX Information Resources Co. and NYNEX Mobile
     Communications Co. Previously, Executive Vice President and Director of New York
     Telephone Company. Presently, Chairman, National Board of Directors, YMCA of the
     U.S.A. and a member of the Advisory Board of First Federal Savings and Loan
     Association of Rochester. Director of Petroleum & Resources Corporation and
     Clifford of Vermont (cable and wire distribution).
Thomas H. Lenagh, 77, Financial Advisor, formerly Chairman of the Board and Chief            1968            1,174
     Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.)
     (consultants), formerly financial advisor, Aspen Institute (research) and financial advisor and prior thereto Treasurer of the Ford Foundation (charitable foundation).
     Director of CML Group, Inc., Gintel Funds, Clemente Global Growth Fund, and
     Petroleum & Resources Corporation (investment companies). Director of USLIFE Corp.,
     ICN Pharmaceuticals, Inc., Irvine Sensors Corp. (engineering), Franklin Quest Co.
     (seminar planning) and V-Band Corp. (telecommunications manufacturing).
W. D. MacCallan, 68, Retired Chairman of the Board and Chief Executive Officer of the        1971           98,280
     Company. Director, former Chairman of the Board and Chief Executive Officer of
     Petroleum & Resources Corporation. Formerly, consultant to the Company and
     Petroleum & Resources Corp. Previously, Trustee of CBC Cornerstone Funds
     (investment company). Director of the Hanover Funds, Inc. and the Hanover
     Investment Funds, Inc. (investment companies).
Augustine R. Marusi, 82, Retired Chairman of the Board of Borden, Inc. (food and             1971           92,819
     chemicals). Presently a Director of Petroleum & Resources Corporation.
W. Perry Neff, 68, Private Financial Consultant, Retired Executive Vice President of         1987            2,731
     Chemical Bank. Previously, President of CBC Cornerstone Funds. Director of
     Petroleum & Resources Corporation and North American Life Assurance Company.
     Chairman of the Board and Director of both the Hanover Funds, Inc. and the Hanover
     Investment Funds, Inc. (investment companies). Previously a Director of Van
     Deventer & Hoch (investment company).
**Douglas G. Ober, 49, Chairman of the Board, Chief Executive Officer, and formerly Vice     1989          116,926
     Chairman of the Board and Executive Vice President (1/1/89-4/1/91) of the Company.
     Chairman of the Board, Chief Executive Officer and Director, and formerly Vice
     Chairman of the Board and Executive Vice President of Petroleum & Resources
     Corporation.
Landon Peters, 65, Private Investor, previously Investment Manager, Y.M.C.A. Retirement      1974            3,981
     Fund. Formerly Executive Vice President and Treasurer and prior thereto Senior Vice
     President and Treasurer of The Bank of New York. Director of Petroleum & Resources
     Corporation.
John J. Roberts, 73, Vice-Chairman, External Affairs, American International Group, Inc.     1976            3,746
     Formerly Chairman and Chief Executive Officer of American International
     Underwriters Corporation (insurance). Previously President of American
     International Underwriters Corporation-U.S./Overseas Operations. Director of
     American International Group, Inc. and Petroleum & Resources Corporation.
Robert J. M. Wilson, 75, Retired President of the Company. Director and retired              1975           29,497
     President of Petroleum & Resources Corporation.
Directors and Officers as a group.                                                                         717,857

      * Non-controlled affiliate of the Company.
     ** Mr. Ober is an "interested person" as defined by the Investment Company Act of 1940, because he is an officer of the Company.
     (a) To the Company's knowledge, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his name, except Mr. Lenagh, who has only investment power,
                                       3
and other than (i) shares referred to in footnotes (b), (c) and (d) below, (ii) 1,135 shares shown for Mr. Peters, which were beneficially owned by his wife, and as to which he had shared investment power but no voting power. Mr. Peters disclaims beneficial ownership of the shares held by his wife. In addition, 77,500 shares shown for Mr. Marusi are held in a charitable remainder trust with Merrill Lynch Trust Co. as co-trustee, as to which he disclaims beneficial ownership.
     (b) Of the amount shown, 13,888 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Company. The Trust Agreement under such Plan provides that Plan participants have sole voting power but no investment power with respect to such shares.
     (c) Of the amount shown as beneficially owned by the directors and officers as a group, 99,811 shares were held by the Trustee under the Employee Thrift Plan.
     (d) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below), by Mr. Ober (103,000 shares) and directors and officers as a group (370,250 shares). Mr. Ober and the officers with shares subject to option all disclaim beneficial ownership of those shares.
     (e) Calculated on the basis of 46,165,517 shares outstanding on December 31, 1995, each director owned less than 1.0% of the Common Stock outstanding. The directors and officers as a group owned 1.55% of the Common Stock outstanding.
     The nominees for election as directors of the Company listed below are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation ("Petroleum"), the Company's non-controlled affiliate, of which the Company owned 1,145,570 shares or approximately 9.0% of the outstanding Common Stock on December 31, 1995. Set forth below next to each nominee's name is the number of shares of Petroleum beneficially owned by such nominee at December 31, 1995. Of these Petroleum shares, 5,123 were held by the Trustee of the Petroleum Employee Thrift Plan for Mr. Ober, as to which he had sole voting and no investment power and 55,250 shares are subject to option by Mr. Ober. Mr. Ober disclaims beneficial ownership of these latter shares.

Nominee                          Petroleum Shares   Nominee                          Petroleum Shares
Enrique R. Arzac                       1,554        Augustine R. Marusi                   13,200
Leigh Carter                           1,116        W. Perry Neff                            431
Allan Comrie                           1,366        Douglas G. Ober                       60,388
Daniel E. Emerson                      1,217        Landon Peters                            771
Thomas H. Lenagh                       1,100        John J. Roberts                          783
W. D. MacCallan                       26,069        Robert J. M. Wilson                    6,812

     Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Company's securities. The Company has no reason to believe that any such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1995.

INFORMATION AS TO OTHER EXECUTIVE OFFICERS
     Set forth below are the names, ages and positions with the Company and Petroleum of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.
                                       4

     Ms. Maureen A. Jones, 48, has served as Treasurer (since January 1, 1993), and prior thereto Assistant Treasurer (since April 1, 1991), of the Company and Petroleum. From May 1, 1988 to March 31, 1991, she served as Assistant to the Treasurer of the Company and Petroleum. Prior thereto, she was a senior auditor with Coopers & Lybrand.
     Mr. Richard F. Koloski, 51, has served as Executive Vice President of the Company since January 1, 1986 and President of Petroleum since April 1, 1986.
     Mr. Joseph M. Truta, 51, has served as President of the Company since April 1, 1986 and Executive Vice President of Petroleum since January 1, 1986.
     Mr. J. G. Whitney, 54, has served as Vice President and Secretary of the Company and Petroleum since October 1, 1984 and as Secretary of both since 1976.

                                                                                 Shares of
                                                                               Common Stock
                                                                               Beneficially
                   Security Ownership of Management (a)                            Owned
Name                                                                          (b) (c) (d) (e)
Maureen A. Jones...........................................................        33,162
Richard F. Koloski.........................................................       111,560
Joseph M. Truta............................................................       153,397
J. G. Whitney..............................................................        55,866

(a) Share ownership of directors and officers as a group is shown in the table beginning on page 2 and footnotes thereto.
(b) To the Company's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (c) below.
(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company: Ms. Jones (2,162 shares), Mr. Koloski (17,060 shares), Mr. Truta (53,335 shares) and Mr. Whitney (13,366 shares). The Trust Agreement under such plan provides that plan participants have sole voting power but no investment power with respect to such shares.
(d) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below), by Ms. Jones (31,000 shares), Mr. Koloski (94,500 shares), Mr. Truta (99,250 shares) and Mr. Whitney (42,500 shares).
(e) Calculated on the basis of 46,165,517 shares of Common Stock outstanding on December 31, 1995, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

BOARD MEETINGS AND COMMITTEES OF THE BOARD
     Overall attendance at the twelve meetings of the Board held in 1995 was approximately 91%. All the Directors attended at least 75% of the total of all meetings of the Board in 1995.

AUDIT COMMITTEE
     Messrs. Arzac, Comrie, MacCallan and Marusi, none of whom is an "interested person," constitute the membership of the Board's Audit Committee, which met twice during 1995. The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants which is to be engaged to audit the books of account and other corporate records of the Company, (2) reviews with the independent
                                       5
accountants the scope of their audit with particular emphasis on the areas to which either the Committee or the independent accountants believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal control and accounting practices of the Company. The Audit Committee also reviews the audit and non-audit fees of the independent accountants.

EXECUTIVE COMMITTEE
     Messrs. Carter, Emerson, Lenagh, Ober*, Neff, Peters and Wilson constitute the membership of the Board's Executive Committee, which met three times during 1995. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company's By-laws, or Board resolution. The Executive Committee also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.

COMPENSATION COMMITTEE
     Messrs. Carter, Emerson, Lenagh, Neff and Peters constitute the membership of the Board's Compensation Committee, which met once during 1995. The Compensation Committee reviews and recommends changes in the salaries of directors, executive officers, officers and employees, and advises upon the compensation and stock option plans in which the executive officers, officers and employees of the Company are eligible to participate.

BOARD OF DIRECTORS COMPENSATION
     During 1995, each director who is not an interested person received an annual retainer fee of $6,000 and a fee of $350 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $350 for each meeting attended, except the Compensation Committee, the members of which only receive $350 for each meeting attended. Messrs. Arzac, MacCallan, Neff and Wilson are the director members of the Retirement Benefits Committee of the Company and Petroleum, which administers the Employees' Retirement Plans, Supplemental Retirement Plans and the Employee Thrift Plans of the Company and Petroleum. For this committee assignment these directors receive an annual retainer fee of $1,500 and a fee of $350 for each meeting attended. The total amount of fees paid to "disinterested person" directors in 1995 was $147,450.

REMUNERATION OF DIRECTORS AND OTHERS
     The following table sets forth for each of the persons named below the aggregate current remuneration received from the Company and Petroleum during the fiscal year ended December 31, 1995 for services in all capacities:


     *Mr. Ober is an "interested person."

                                                                                  Pension or
                                                                                  Retirement         Estimated
                                                                               Benefits Accrued       Annual
                                                          Aggregate            During the Last     Benefits upon
Name of Person,                    Position        Remuneration (1) (2) (3)    Fiscal Year (4)      Retirement
Douglas G. Ober             Chairman of the
                              Board and Chief
                              Executive Officer           $  304,708               --                $ 128,800
Joseph M. Truta             President                        209,840               --                  105,800
Richard F. Koloski          Executive Vice
                              President                      210,840               --                  106,150
Enrique R. Arzac            Director (A)(D)                   27,750              N/A                      N/A
Leigh Carter                Director (B)(C)                   25,550              N/A                      N/A
Allan Comrie                Director (A)                      24,100              N/A                      N/A
Morris D. Crawford, Jr.*    Director (D)                      13,100              N/A                      N/A
Daniel E. Emerson           Director (B)(C)                   25,500              N/A                      N/A
Thomas H. Lenagh            Director (B)(C)                   24,800              N/A                      N/A
W. D. MacCallan             Director (A)(D)                   28,450              N/A                      N/A
Augustine R. Marusi         Director (A)                      24,150              N/A                      N/A
W. Perry Neff               Director (B)(C)(D)                29,150              N/A                      N/A
Landon Peters               Director (B)(C)                   24,850              N/A                      N/A
John J. Roberts             Director                          17,600              N/A                      N/A
Robert J. M. Wilson         Director (B)(D)                   29,900              N/A                      N/A

      * Mr Crawford resigned on June 8, 1995.
     (A) Member of Audit Committee
     (B) Member of Executive Committee
     (C) Member of Compensation Committee
     (D) Member of Retirement Benefits Committee

     (1) Of the amounts shown, direct salaries paid by the Company to Messrs. Ober, Truta and Koloski were $144,200, $92,400 and $92,400, respectively. Of the amounts shown, Petroleum paid non-deferred salaries to Mr. Ober, $58,092, Mr. Truta, $37,224 and Mr. Koloski, $37,224. Of the amounts shown, $3,708 for Mr. Ober, $2,376 for Mr. Truta and $2,376 for Mr. Koloski, was deferred compensation under the Employee Thrift Plan paid by Petroleum for the respective employee's account. Of the Company's direct salaries, $5,532 for Mr. Ober, $5,544 for Mr. Truta and $5,544 for Mr. Koloski, was deferred compensation under the Company's Employee Thrift Plan. The non-employee Directors do not participate in either Thrift Plan.
     (2) The Company and Petroleum each offer an Employee Thrift Plan (see "Employee Thrift Plan" page 9) to their respective employees under which contributions are made to match the contributions made by eligible employees and each paid bonuses to certain officers. Of the amounts shown, $69,092, $54,488 and $55,188 were bonuses and/or plan contributions for Messrs. Ober, Truta and Koloski, respectively. Petroleum made contributions and/or paid bonuses of $29,616 for Mr. Ober, $23,352 for Mr. Truta and $23,652 for Mr. Koloski, respectively. The non-employee Directors do not receive bonuses from either company.
     (3) Of the amounts shown for non-employee Directors, exactly one-half was paid by Petroleum.
     (4) The Company and Petroleum each have a noncontributory Employees' Retirement Plan. No contributions were made by the Company or Petroleum to its respective plan in 1995.
                                       7

STOCK OPTION PLAN
     On December 12, 1985, the Company's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase an aggregate maximum of 2,050,000 shares of Common Stock of the Company, together with related stock appreciation rights, of which (i) 850,000 shares may be made subject to options granted between December 12, 1985 and December 11, 1995, and (ii) 1,200,000 shares may be made subject to options granted between December 9, 1993 and December 8, 2003. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors which consists of five members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.
     The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gain distributions to the Company's stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price, (b) an option will not become exercisable until the optionee shall have remained in the employ of the Company for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option and (c) no option or stock appreciation right shall be granted after December 8, 2003.
     The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Company with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.
     No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of grant of the option and one year of the acquisition of such shares.
                                       8

     The following tabulation shows as to the executive officers of the Company named in the table set forth on page 7 and as to executive officers of the Company as a group (i) the number of shares subject to options granted during the period January 1, 1995 through December 31, 1995 and the per share option exercise price thereof; and (ii) the net value of shares (market value less exercise price) or cash realized during such period upon the exercise of options or stock appreciation rights.

                                                                                                       All executive
                                                                Douglas       Joseph      Richard       officers as
Common Stock                                                    G. Ober      M. Truta    F. Koloski       a group
Nonqualified stock options with stock appreciation rights:
  Granted -- January 1, 1995 through December 31, 1995.......    24,000       19,000       18,000           80,000
  Share exercise price.......................................   $18.4375     $18.4375     $18.4375       $  18.4375
     Exercised -- Net value  realized  in shares  (market
       value  less  exercise price) or cash:
     January 1, 1995 through December 31, 1995...............   $76,850      $   -0-      $87,838        $ 208,137

EMPLOYEE THRIFT PLAN
     Employees of the Company who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 7 regarding 1995 contributions for the officers and directors identified therein). The Company (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Company. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in a fixed income fund, intermediate bond fund, Common Stock of the Company or of Petroleum or a combination of the four. The Company's contributions are invested entirely in its Common Stock. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 60 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity

EMPLOYEES' RETIREMENT PLAN
     The respective employees of the Company and Petroleum with one or more years of service participate in similar retirement plans pursuant to which contributions are made solely by the respective employers on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plans provide for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's final thirty-six months average annual salary including bonuses, multiplied by years of service. Retirement benefits cannot exceed 55% of the final thirty-six months average annual salary including bonuses. The criteria for calculation of retirement benefits under Petroleum's plan are the same. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability or death.
     On March 10, 1988, the Board of Directors of each of the Company and Petroleum unanimously approved a supplemental retirement benefits plan (together, the "Supplemental Plans") for employees of the Company or Petroleum, as the case may be. The purpose of each of the Supplemental Plans is to
                                       9
provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plans of the Company and Petroleum described above. In accordance with such limitations, the annual benefit payable under each retirement plan may not exceed the lesser of $120,000 for 1996 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $120,000 limit will be adjusted annually by the Secretary of the Treasury to reflect cost-of-living increases. In addition, the Internal Revenue Code limits the amount of benefits payable to beneficiaries of the tax-qualified retirement plan of each of the Company and Petroleum who are also participants in the respective employee thrift plan of the Company or Petroleum, as the case may be, if the combination of projected annual retirement benefits under such retirement plan and annual contributions under such employee thrift plan exceeds certain limits.
     The Supplemental Plans authorize the Company or Petroleum, as the case may be, to pay annual retirement benefits under its respective retirement plan in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plans will be paid from the general funds of the responsible company as benefits become due and neither the Company nor Petroleum will establish a trust or other funding vehicle for its Supplemental Plan. Payment of benefits under the Supplemental Plans will be made concurrently with and in the same form as payment of benefits under the related retirement plan. During 1995, the Company and Petroleum made payments of $18,844.08 and $15,467.40 under their respective Supplemental Plans.

BROKERAGE COMMISSIONS
     During the past fiscal year the Company paid brokerage commissions on the purchase and sale of portfolio securities in the amount of $761,154, substantially all of which were paid to brokers providing research and other investment services to the Company. The average per share commission rate paid by the Company was $0.0610. No commissions were paid to an affiliated broker.

PORTFOLIO TURNOVER
     Portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

                      1995           1994           1993
                     23.98%         19.23%         21.40%

(b) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
     The Investment Company Act of 1940 (the "Act") requires, in effect, that the Company's independent accountants be selected by a majority of the members of the Board of Directors who are not "interested persons" (as defined by the
Act) of the Company; that such selection be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Company by vote of the holders of a majority of its outstanding voting securities to terminate such employment at any time without penalty. In accordance with such provisions,
Coopers & Lybrand L.L.P., 217 E. Redwood Street, Baltimore, Maryland, independent accountants, which firm was the Company's principal auditor during the year 1995, has been selected as independent accountants of the Company to audit the books and accounts of the Company for or during the year ending December 31, 1996 by a majority of those members of the Board of Directors who were not "interested persons" of the Company voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all the votes cast at the meeting. Representatives of Coopers & Lybrand L.L.P. are expected to be present at such meeting to make a statement if they desire
                                       10
to do so and they are expected to be available to respond to appropriate questions. Coopers & Lybrand L.L.P. does not have any direct financial or any material indirect financial interest in the Company.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

(c) APPROVAL OF A PROPOSED AMENDMENT TO ARTICLE SIXTH OF THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK
     It is proposed that the Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares. This increase would be effected by amending the first paragraph of Article SIXTH so that it will read "The total number of shares of stock which the Corporation shall have authority to issue is 85,000,000 shares with an aggregate par value of $75,000,000, divided into two classes consisting of (a) 75,000,000 shares of Common Stock, par value $1.00 per share, and (b) 10,000,000 shares of Preferred Stock, without par value." Of the 50,000,000 shares of Common Stock currently authorized, as of January 1, 1996, 46,165,517 shares were outstanding, and 1,460,626 shares were reserved for issuance under the Company's stock option plan. The additional shares of Common Stock that would be authorized by the proposed amendment would have the same rights and privileges and otherwise be identical to the shares of Common Stock currently authorized and outstanding. The proposal to be adopted will require the affirmative vote of a majority of all the votes entitled to be cast thereon, being a majority of the issued and outstanding shares of Common Stock. If the proposal is adopted, the Company shall cause Articles of Amendment to the Articles of Incorporation, substantially in the form of Exhibit A attached hereto, to be filed with the State Department of Assessments and Taxation of the State of Maryland. If the proposal is not adopted, it may be resubmitted to the stockholders at future meetings.
     The Board of Directors recommends the adoption of this proposal. If it is adopted, additional shares of authorized and unissued Common Stock will be provided which can be issued, without further stockholder approval, by the Board of Directors, for the payment of dividends and capital gain distributions to the holders of the Common Stock or, subject to the requirements of the Investment Company Act of 1940, for such other proper corporate purposes as may be deemed desirable by the Board of Directors (including for use in connection with the issuance of any future class of convertible equity security of the Company or in connection with the Company's stock option plan). The Board of Directors does not have any present plans to issue additional shares of Common Stock other than for payment of dividends and capital gain distributions, and if required pursuant to the stock option plan. However, the Board of Directors, as it has in the past, may propose the issuance of a Convertible Preferred Stock as a means to fulfill a merger agreement, which would require setting aside a specific number of common shares to meet the convertible provisions. Holders of the Company's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Common Stock if and when issued.
     Although the Board of Directors presently has no plans to do so, the additional shares of Common Stock could, subject to the applicable laws and rules, be sold in a public offering. If such an offering occurred, there could, depending upon a variety of factors, including the rate of return achieved on the investment of the proceeds of any such offering, be a dilution of the net income per share of the outstanding Common Stock. Such an offering would also involve a dilution in the voting rights of the outstanding Common Stock.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.
                                       11

(d) OTHER MATTERS AND ANNUAL REPORT
     As of the date of this proxy statement management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
     The Annual Report of the Company for the year ended December 31, 1995, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 26, 1996. If you did not receive a copy, you may request one by telephoning J. G. Whitney, Vice President and Secretary, at (800) 638-2479.
     The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Company will pay CIC a fee for its services not to exceed $5,500 and will reimburse CIC for its expenses, which the Company estimates will not exceed $2,500.

(e) STOCKHOLDER PROPOSALS
     Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 1997 Annual Meeting must be received at the office of the Company, Seven St. Paul Street, Baltimore, MD 21202, no later than October 11, 1996.
                                       12

                                                                       EXHIBIT A
                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                           THE ADAMS EXPRESS COMPANY
     THE ADAMS EXPRESS COMPANY, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article SIXTH thereof, as heretofore amended, and inserting in lieu thereof the following:
          "SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 85,000,000 shares with an aggregate par value of $75,000,000, divided into two classes consisting of (a) 75,000,000 shares of Common Stock of the par value of $1 each and of the aggregate par value of $75,000,000 and (b) 10,000,000 shares of Preferred Stock without par value."
     SECOND: The Board of Directors of the Corporation at a meeting duly convened and held on January 16, 1996 adopted a resolution in which was set forth the foregoing amendment of the Articles of Incorporation, declaring that said amendment was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on March 26, 1996.
     THIRD: Notice setting forth the said amendment of the Articles of Incorporation and stating that a purpose of the annual meeting of stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon.
     FOURTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon.
     FIFTH: The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.
     SIXTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized by Article SIXTH of the Articles of Incorporation of the Corporation is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock of the par value of $1 per share, amounting in the aggregate to $50,000,000 par value and 10,000,000 shares of Preferred Stock without par value.
     (b) The total number of shares of all classes of stock of the Corporation, as increased by the foregoing amendment to said Article SIXTH, is 85,000,000 shares amounting in the aggregate to $75,000,000 par value, divided into 75,000,000 shares of Common Stock of the par value of $1 per share, having an aggregate par value of $75,000,000 and 10,000,000 shares of Preferred Stock without par value.
     (c) The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth did not change the description, contained in the Articles of Incorporation, of any class of shares of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, if any.
     IN WITNESS WHEREOF, The Adams Express Company has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto
                                      A-1
affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to the approval thereof are true in all material respects on March , 1996.

ATTEST:                                THE ADAMS EXPRESS COMPANY
                                       By

(a) ELECTION OF DIRECTORS   FOR all nominees [X]   WITHHOLD AUTHORITY to vote [X]   *EXCEPTIONS [X]
                            listed below           for all nominees listed below

Nominees: E. R. Arzac, L. Carter, A. Comrie, D. E. Emerson, T. H. Lenagh,
          W. D. MacCallan, A. R. Marusi, W. P. Neff, D. G. Ober, L. Peters,
          J. J. Roberts, R. J. M. Wilson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions__________________________________________________________________

(b) THE SELECTION OF COOPERS & LYBRAND L.L.P. as independent public     (c) THE APPROVAL OF AN AMENDMENT TO ARTICLE SIXTH of the
    accountants.                                                            Articles of Incorporation to increase the number of
                                                                            authorized shares of Common Stock from 50,000,000
                                                                            shares to 75,000,000 shares.

    FOR [X]    AGAINST [X]    ABSTAIN  [X]                                  FOR [X]    AGAINST [X]    ABSTAIN [X]


(d) In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.


THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (A), (B) AND (C).              Change of Address or

                                                                                      Comments Mark Here [X]
                                                                                NOTE: The signature(s) should correspond with the
                                                                                name of the stockholder(s) as it appears hereon.

                                                                                Dated: ____________________________________ ,1996

                                                                                Signature _______________________________________

                                                                                Joint Tenant ____________________________________


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.      Votes must be indicated
                                                                                (x) in Black or Blue ink.  [X]

        THE ADAMS EXPRESS COMPANY-PROXY FOR 1996 ANNUAL MEETING

                  Solicited by the Board of Directors

The undersigned hereby appoints THOMAS H. LENAGH, W. D. MacCALLAN and AUGUSTINE R. MARUSI, or any of them, with power of substitution, proxies of the undersigned to vote at the Annual Meeting (including adjournments) of Stockholders of The Adams Express Company on March 26, 1996, at 10:00 a.m., at the Hyatt Regency Westshore, Wilson's Plover Room, 14th Floor, 6200 Courtney Campbell Causeway, Tampa, Florida.

If a choice is not specified, this proxy is to be voted FOR the election of directors and FOR proposals (b) and (c).

To vote in accordance with the Board of Directors' recommendations, just sign the reverse side, no boxes need to be checked.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated February 8, 1996 and the Proxy Statement furnished therewith.

                          (Continued and to be signed and dated on other side)

                                       THE ADAMS EXPRESS COMPANY
                                       P.O. BOX 11147
                                       NEW YORK, N.Y. 10203-0147